AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization (the "Agreement") is made as of June 17, 2022 by and among ALPS ETF Trust, a Delaware statutory trust (“AET”), on behalf of its series identified in Exhibit A (each, a “New Fund” and, collectively, the “New Funds”), OSI ETF Trust, a Delaware statutory trust (“OET”), on behalf of its series identified in Exhibit A hereto (each, an “Existing Fund” and, collectively, the “Existing Funds”) and, solely with respect to Section 5 hereof, ALPS Advisors, Inc. (“ALPS”) and O’Shares Investment Advisers, LLC (“O’Shares”) (the Agreement and transactions contemplated hereunder for each Existing Fund and the corresponding New Fund, hereinafter called the “Reorganization” and, collectively, the “Reorganizations”).

PLAN OF REORGANIZATION

(a)	Each Existing Fund will sell, assign, convey, transfer and deliver to the corresponding New Fund (as set forth on Exhibit A) on the Exchange Date (as defined in Section 6) all of its properties, investments and other assets, whether contingent or otherwise, existing at the Valuation Time (as defined in Section 3(c)) (the “Assets”). In consideration therefor, each New Fund shall, on the Exchange Date, (i) issue and deliver to the corresponding Existing Fund (as set forth on Exhibit A) a number of shares of beneficial interest of the New Fund (the “New Fund Shares”), plus cash in lieu of fractional shares, if any, having an aggregate net asset value equal to the value of the Assets of Existing Fund transferred to New Fund on such date less the value of the Liabilities (as defined below) of Existing Fund assumed by New Fund on such date, and (ii) assume all of the liabilities of Existing Fund, contingent or otherwise, existing as of the Exchange Date (the “Liabilities”). It is intended that each Reorganization described in this Agreement shall be a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder.

(b)	Upon consummation of the transactions described in paragraph (a) above, each Existing Fund shall distribute, on a pro rata basis, corresponding New Fund Shares to its shareholders of record as of the Exchange Date in complete liquidation of the Existing Fund, with shareholders of the Existing Fund being entitled to receive a proportion of New Fund Shares determined by dividing the number of shares of beneficial interest of the Existing Fund held by such shareholder divided by the number of shares of the Existing Fund outstanding on such date. Certificates representing each New Fund’s Shares will not be issued. All issued and outstanding shares of each Existing Fund and all Existing Fund shares held in treasury will immediately thereafter be redeemed and cancelled on the books of the applicable Existing Fund.

AGREEMENT

Each Existing Fund and the corresponding New Fund (as set forth on Exhibit A) agree as follows:

1. Representations and warranties of the New Fund.

AET, on behalf of itself or, where applicable, the applicable New Fund, represents and warrants to and agrees with the corresponding Existing Fund that:

(a)	New Fund is a duly established series of AET, a statutory trust duly established and validly existing under the laws of the State of Delaware, and has power to own all of its properties and assets and to carry out its obligations under this Agreement. AET has and New Fund has all necessary federal, state and local authorizations to carry on its business as an investment company and as now being conducted and to carry out this Agreement.

(b)	AET is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect, and the registration of the New Fund Shares under the Securities Act of 1933, as amended (the “1933 Act”), is in full force and effect.

(c)	AET and New Fund are not in violation in any material respect of any provisions of AET’s Amended and Restated Declaration of Trust or Bylaws or any agreement, indenture, instrument, contract, lease or other undertaking to which AET or New Fund is a party or by which AET or New Fund or their respective assets are bound, and the execution, delivery and performance of this Agreement will not result in any such violation.

(d)	The execution, delivery and performance of this Agreement have been duly authorized by the Board of Trustees of AET and by all other necessary trust action on the part of AET and New Fund, and this Agreement constitutes the valid and binding obligation of AET on behalf of New Fund enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles.

(e)	There are no material legal, administrative or other proceedings or investigations pending or, to the knowledge of the officers of AET or New Fund, threatened against AET in respect of New Fund or any of its properties or assets or against any person who AET in respect of New Fund may be obligated to directly or indirectly indemnify in connection with such proceedings or investigations. Neither the officers of AET nor New Fund knows of any facts or circumstances that might form the basis for the initiation of any such proceedings or investigations of or before any court or government body against AET in respect of New Fund or any of New Fund’s properties or assets or any person whom AET in respect of New Fund may be obligated to directly or indirectly indemnify in connection with such proceedings or investigations. AET in respect of New Fund is not a party to or subject to the provision of any order, decree or judgment of any court or government body which materially and adversely affects New Fund’s business or New Fund’s ability to consummate the transactions contemplated hereby. There are no material legal, administrative or other proceedings or investigations pending or, to the knowledge of the officers of AET or New Fund, threatened against AET or any of its properties or assets, that are likely to have a material adverse effect on the ability of AET or New Fund to perform their obligations under this Agreement and to consummate the transactions contemplated hereby.

(f)	As of the Exchange Date, New Fund will have no known liabilities of a material nature, contingent or otherwise, other than liabilities incurred pursuant to this Agreement.

(g)	No consent, approval, authorization, filing or order of any court, governmental authority, or self-regulatory organization is required for the consummation by AET on behalf of New Fund of the transactions contemplated by this Agreement, except such as may be required under the laws of the State of Delaware, the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), the 1940 Act, state securities or blue sky laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico) or the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “H-S-R Act”).

(h)	As of the effective date of the registration statement on Form N-14 of AET on behalf of New Fund (the “Registration Statement”), the date of the meeting of the shareholders of the Existing Fund and the Exchange Date, the prospectus of New Fund and proxy statement of Existing Fund included in the Registration Statement (the “Prospectus/Proxy Statement”) and the Registration Statement including the documents contained or incorporated therein by reference, insofar as they relate to AET or New Fund, (i) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading and (ii) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder; provided, however, that none of the representations and warranties in this Subsection shall apply to statements in or omissions from the Registration Statement or the Prospectus/Proxy Statement made in reliance upon and in conformity with information furnished in writing by Existing Fund to New Fund specifically for use in the Registration Statement or the Prospectus/Proxy Statement and approved by an officer of OET for use in the Registration Statement or the Prospectus/Proxy Statement.

(i)	The registration statement of AET on Form N-1A on behalf of New Fund, and the prospectus and statement of additional information of the New Fund included therein (collectively, the “New Fund Materials”), will conform in all material respects with the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder, and will not as of the effective date thereof or the Exchange Date contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which such statements were made, not misleading.

(j)	There are no material contracts outstanding to which New Fund is a party, other than as will be disclosed in, included as exhibits in or incorporated by reference into, any of AET’s registration statement on Form N-1A and the Registration Statement and Prospectus/Proxy Statement.

(k)	New Fund was established by the trustees of AET in order to effect the transactions described in this Agreement. New Fund was formed solely for the purpose of consummating the Reorganization with the Existing Fund, will not hold more than a nominal amount of assets necessary to facilitate its organization and will not carry on any business activities (other than such activities as are customary to the organization of a new series of a registered investment company prior to its commencement of investment operations) between the date hereof and the Exchange Date.

(l)	As of the Exchange Date, New Fund will have no shares of beneficial interest issued and outstanding prior to the consummation of the Reorganization. On and after the Exchange Date, the authorized capital of New Fund will consist of an unlimited number of shares of beneficial interest, no par value per share. The New Fund Shares to be issued to Existing Fund pursuant to this Agreement will have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued and will be fully paid and non-assessable by New Fund, and no shareholder of New Fund will have any preemptive right of subscription or purchase in respect thereof. Further, the issuance of such New Fund Shares will be in compliance with all applicable federal and state securities laws, including blue sky laws.

(m)	As of the Exchange Date, no federal, state or other tax returns of New Fund will have been required by law to be filed and no federal, state or other taxes will be due by New Fund; New Fund will not have been required to pay any assessments; and New Fund will not have any tax liabilities. Consequently, as of the Exchange Date, New Fund will not have any tax deficiency or liability asserted against it or question with respect thereto raised, and New Fund will not be under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

(n)	New Fund intends to meet the requirements of Subchapter M of the Code for qualification and treatment as a “regulated investment company” within the meaning of Section 851 et seq. of the Code in respect of the taxable year, and will not take any action inconsistent with meeting such requirements at any time through the Exchange Date. Upon filing its first income tax return at the completion of its first taxable year, subject to meeting the requirements for qualification and treatment as a “regulated investment company” within the meaning of Section 851, New Fund will elect to be a “regulated investment company” under Section 851 of the Code. New Fund currently is not liable for any material income or excise tax pursuant to Section 852 or 4982 of the Code. New Fund intends to comply in all material respects with applicable regulations of the Internal Revenue Service pertaining to the reporting of dividends and other distributions on and redemptions of its shares of beneficial interest and to withholding in respect of dividends and other distributions to shareholders and to avoid any potential material penalties that could be imposed thereunder.

(o)	New Fund agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1934 Act, the 1940 Act, and any state, blue sky or securities law as it may deem appropriate in order to continue its operations after the Exchange Date.

(p)	New Fund represents that there is no present intent to use New Fund assets to pay for distribution per a 12b-1 plan and, in any event, there will be no use of any 12b-1 plan for 2 years following the first public offering of the New Fund.

2. Representations and warranties of the Existing Fund.

OET, on behalf of itself or, where applicable, the applicable Existing Fund, represents and warrants to and agrees with the corresponding New Fund that:

(a)	Existing Fund is a duly established series of OET, a statutory trust duly established and validly existing under the laws of the State of Delaware, and has power to own all of its properties and assets and to carry out its obligations under this Agreement. Each of OET and Existing Fund has all necessary federal, state and local authorizations to carry on its business as an investment company and as now being conducted and to carry out this Agreement.

(b)	OET is registered under the 1940 Act as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect, and the registration of its shares under the 1933 Act is in full force and effect.

(c)	A statement of assets and liabilities, statement of operations, statement of changes in net assets and schedule of portfolio holdings (indicating their market values) of Existing Fund for the fiscal year ended June 30, 2021, such statements and schedule having been audited by BBD, LLP, independent registered public accounting firm, have been furnished to New Fund. Such statements of assets and liabilities and schedules of investments fairly present in all material respects the financial condition of Existing Fund as of the dates thereof, and such statements of operations and changes in net assets fairly reflect the results of its operations and changes in net assets for the periods covered thereby in conformity with generally accepted accounting principles.

(d)	A statement of assets and liabilities, statement of operations, statement of changes in net assets and schedule of portfolio holdings (indicating their market values) of Existing Fund for the fiscal period ended December 31, 2021, have been furnished to New Fund. Such statements of assets and liabilities and schedules of investments fairly present in all material respects the financial condition of Existing Fund as of the dates thereof, and such statements of operations and changes in net assets fairly reflect the results of its operations and changes in net assets for the periods covered thereby in conformity with generally accepted accounting principles. Since December 31, 2021, there has not been any material adverse change in the Existing Fund’s financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Existing Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the New Fund in writing. For the purposes of this paragraph, a decline in net asset value per share of Existing Fund shares due to declines in market values of securities held by the Existing Fund, the discharge of the Existing Fund’s liabilities, or the redemption of the Existing Fund’s shares by shareholders of the Existing Fund shall not constitute a material adverse change.

(e)	Except as otherwise disclosed in writing to New Fund, Existing Fund currently complies in all material respects with, and since its organization has complied in all material respects with, the applicable requirements of, and the applicable rules and regulations under the 1933 Act, the 1934 Act and the 1940 Act, state laws, including state blue sky laws, and applicable rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Except as otherwise disclosed in writing to New Fund, Existing Fund currently complies in all material respects with, and since its organization has complied in all material respects with (i) all investment objectives, policies, guidelines and restrictions and (ii) any compliance procedures established by OET with respect to Existing Fund pursuant to Rule 38a-1 under the 1940 Act. Except as otherwise disclosed in writing to New Fund, all advertising and sales material used by Existing Fund complies in all material respects with and, since its first date of use, has complied in all material respects with the applicable requirements of the 1933 Act, the 1940 Act, the rules and regulations of the Securities and Exchange Commission (the “Commission”), and, to the extent applicable, the Conduct Rules of FINRA and any applicable state regulatory authority, except where the failure to so comply would not have a material adverse effect. All registration statements, prospectuses and statements of additional information (including the prospectus and statement of additional information dated October 31, 2021, previously furnished to New Fund, as modified by any amendment or supplement thereto or any superseding prospectus or statement of additional information in respect thereof, which will be furnished to New Fund (collectively, the “Existing Fund Prospectus”)), reports, proxy materials or other filings required to be made or filed with the Commission, FINRA or any state securities authorities by Existing Fund have been duly filed and have been approved or declared effective, if such approval or declaration of effectiveness is required by law. Such registration statements, prospectuses, statements of additional information, the Existing Fund Prospectus, reports, proxy materials and other filings under the 1933 Act, the 1934 Act and the 1940 Act (i) are, as of the date hereof, or were, and with respect to the Existing Fund Prospectus, will be, in compliance in all material respects with the requirements of all applicable statutes and the rules and regulations thereunder, and, (ii) do not, as of the date hereof, or did not, and with respect to the Existing Fund Prospectus, will not, as of the Exchange Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which such statements were made, not misleading.

(f)	Except as otherwise disclosed in writing to New Fund, there are no material legal, administrative or other proceedings or investigations pending or, to the knowledge of officers of OET or Existing Fund, threatened against OET in respect of Existing Fund or any of its properties or assets or against any person who OET in respect of Existing Fund may be obligated to directly or indirectly indemnify in connection with such proceedings or investigations. Neither the officers of OET nor Existing Fund knows of any facts or circumstances that might form the basis for the initiation of any such proceedings or investigations of or before any court or government body against OET in respect of Existing Fund or any of Existing Fund’s properties or assets or any person whom OET in respect of Existing Fund may be obligated to directly or indirectly indemnify in connection with such proceedings or investigations. OET in respect of Existing Fund is not a party to or subject to the provision of any order, decree or judgment of any court or government body which materially and adversely affects Existing Fund’s business or Existing Fund’s ability to consummate the transactions contemplated hereby. There are no material legal, administrative or other proceedings or investigations pending or, to the knowledge of the officers of OET or Existing Fund, threatened against OET in respect of Existing Fund or any of its properties or assets, that are likely to have a material adverse effect on the ability of OET or Existing Fund to perform their obligations under this Agreement and to consummate the transactions contemplated hereby.

(g)	As of the Exchange Date, Existing Fund has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of June 30, 2021, those incurred pursuant to this Agreement, and those incurred in the ordinary course of Existing Fund’s business as an investment company since such date. Prior to the Exchange Date, Existing Fund will advise New Fund of all material liabilities, contingent or otherwise, incurred by it subsequent to June 30, 2021, whether or not incurred in the ordinary course of business.

(h)	No consent, approval, authorization, filing or order of any court, governmental authority or self-regulatory organization is required for the consummation by OET on behalf of Existing Fund of the transactions contemplated by this Agreement, except such as may be required under the laws of the State of Delaware, the 1933 Act, the 1934 Act, the 1940 Act, state securities or blue sky laws, or the H-S-R Act.

(i)	Existing Fund has provided New Fund with written information reasonably necessary for the preparation of the Prospectus/Proxy Statement included in the Registration Statement, in connection with the meeting of the shareholders of the Existing Fund to approve this Agreement and the transactions contemplated hereby. All such written information provided by Existing Fund to New Fund complies in all material respects with the 1933 Act, the 1934 Act and the 1940 Act. As of the effective date of the Registration Statement, the date of the meeting of the shareholders of the Existing Fund and the Exchange Date, the Prospectus/Proxy Statement and the Registration Statement including the documents contained or incorporated therein by reference and provided to New Fund, insofar as they relate to OET or Existing Fund, (i) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading and (ii) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder; provided, however, that none of the representations and warranties in this Subsection shall apply to statements in or omissions from the Registration Statement or the Prospectus/Proxy Statement made in reliance upon and in conformity with information furnished by New Fund to Existing Fund for use in the Registration Statement or the Prospectus/Proxy Statement or made without the permission of OET.

(j)	There are no material contracts outstanding to which Existing Fund is a party, other than as disclosed in, included as exhibits in or incorporated by reference into, any of the registration statement on Form N-1A of Existing Fund, the Existing Fund Prospectus and the Registration Statement and Prospectus/Proxy Statement.

(k)	OET and Existing Fund are not in violation in any material respect of any provisions of OET’s Amended and Restated Agreement and Declaration of Trust (the “Agreement and Declaration of Trust”) or Bylaws or any agreement, indenture, instrument, contract, lease or other undertaking to which OET or Existing Fund is a party or by which OET or Existing Fund or their respective Assets are bound, and the execution, delivery and performance of this Agreement will not result in any such violation.

(l)	All issued and outstanding shares of the beneficial interest of Existing Fund are, and at the Exchange Date will be, duly and validly issued and outstanding, fully paid and non-assessable, and will have been issued in compliance with all applicable registration requirements of federal and state securities laws, including blue sky laws.

(m)	As of the Exchange Date, (i) Existing Fund has filed or will have filed all federal, state and other tax returns or reports that are required to be filed by Existing Fund by such date (after giving effect to any extensions); (ii) all such returns and reports were or will have been timely filed and were or will have been true, correct and complete in all material respects; and (iii) Existing Fund has timely paid or will have timely paid all federal, state or other taxes shown to be due on said returns or on any assessments received by Existing Fund. All tax liabilities of Existing Fund have been adequately provided for on its books, and to the knowledge of Existing Fund, no tax deficiency or liability of Existing Fund has been asserted, and no question with respect thereto has been raised, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid. To the Existing Fund’s knowledge, as of the Exchange Date, Existing Fund is not under any audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

(n)	Existing Fund has met the requirements of Subchapter M of the Code for qualification and treatment as a “regulated investment company” within the meaning of Section 851 et seq. of the Code in respect of the taxable year since the commencement of operations, and will continue meeting such requirements at all times through the Exchange Date. Existing Fund has not at any time since its inception been liable for, and is not now liable for, any material income or excise tax pursuant to Sections 852 or 4982 of the Code. Existing Fund is in compliance in all material respects with applicable material regulations of the Internal Revenue Service pertaining to the reporting of dividends and other distributions on and redemptions of its shares of beneficial interest and to withholding in respect of dividends and other distributions to shareholders, and is not liable for any material penalties that could be imposed thereunder.

(o)	At both the Valuation Time (as defined below) and the Exchange Date (as defined below), Existing Fund will have full right, power and authority to sell, assign, transfer and deliver the Assets and Liabilities of Existing Fund to be transferred to New Fund pursuant to this Agreement. At the Exchange Date, subject only to the delivery of the Assets and Liabilities as contemplated by this Agreement, New Fund will acquire the Assets and Liabilities subject to no encumbrances, liens or security interests whatsoever and without any restrictions upon the transfer thereof.

(p)	Existing Fund has not been granted any waiver, extension or comparable consent regarding the application of the statute of limitations with respect to any taxes or tax return that is outstanding, nor has any request for such waiver or consent been made with respect to any such taxes or tax return, except as otherwise disclosed in writing to New Fund.

(q)	No registration under the 1933 Act of any of the Investments (as defined below) would be required if they were, as of the time of such transfer, the subject of a public distribution by either of New Fund or Existing Fund, except as previously disclosed to New Fund by Existing Fund.

(r)	Existing Fund does not own any “converted property” (as that term is defined in Treasury Regulations Section 1.337(d)-7(a)(1)) that is subject to the rules of Section 1374 of the Code as a consequence of the application of Section 337(d)(1) of the Code and Treasury Regulations thereunder.

(s)	The execution, delivery and performance of this Agreement has been duly authorized by the Board of Trustees of OET and by all other necessary trust action on the part of OET and Existing Fund, other than shareholder approval as required by Section 7 hereof, and subject to such shareholder approval, this Agreement constitutes the valid and binding obligation of OET and Existing Fund enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles.

(t)	The New Fund Shares to be issued to Existing Fund pursuant to the terms of this Agreement will not be acquired for the purpose of making any distribution thereof other than to Existing Fund shareholders as provided in Section 4(d).

(u)	Upon reasonable notice, the New Fund’s officers and agents shall have reasonable access to the Existing Fund’s books and records necessary, in the sole and exclusive discretion of the New Funds’ officers, to maintain current knowledge of the Existing Fund, its holdings and operations, and to ensure that the representations and warranties herein are accurate. OET shall cause all books and records of the Existing Fund to be available to its corresponding New Fund from and after the Exchange Date and shall cause such books and records to be turned over to the Existing Fund as soon as practicable following the Exchange Date.

3. Reorganization.

(a)	Subject to the requisite approval of the shareholders of the Existing Fund and to the other terms and conditions contained herein, the Existing Fund agrees to sell, assign, convey, transfer and deliver to the New Fund, and New Fund agrees to acquire from Existing Fund, on the Exchange Date, the Assets of Existing Fund in exchange for that number of New Fund Shares provided for in Section 4 and the assumption by New Fund of the Liabilities of Existing Fund. Pursuant to this Agreement, the Existing Fund will, on the Exchange Date, distribute all of the New Fund Shares received by it to the shareholders of Existing Fund, in complete liquidation of Existing Fund. AET, on behalf of the New Fund, agrees that all rights to indemnification and all limitations of liability existing in favor of the Existing Fund’s current and former Trustees and officers, acting in their capacities as such, under OET’s Agreement and Declaration of Trust and Bylaws as in effect as of the date of this Agreement shall survive the Reorganization as obligations of the New Fund and shall continue in full force and effect, without any amendment thereto, and shall constitute rights which may be asserted by or on behalf of such Existing Fund’s current and former Trustees and officers against the New Fund, its successors or assigns. These rights to indemnification and limitations of liability shall not be amended or altered in any way with respect to a particular officer or Trustee without such Trustee’s and officer’s prior written consent.

(b)	The Existing Fund will pay or cause to be paid to the New Fund any interest, cash or such dividends, rights and other payments received by Existing Fund on or after the Exchange Date with respect to the Assets of Existing Fund received by New Fund on or after the Exchange Date. Any such distribution shall be deemed included in the Assets transferred to New Fund at the Exchange Date and shall not be separately valued unless the securities in respect of which such distribution is made were priced so as to exclude such distribution at the Valuation Time, in which case any such distribution which remains unpaid at the Exchange Date shall be included in the determination of the value of the Assets of Existing Fund acquired by New Fund.

(c)	The Valuation Time shall be as of the close of business of the New York Stock Exchange (“NYSE”) on June 17, 2022, or such earlier or later day as may be mutually agreed upon in writing by the parties hereto (the “Valuation Time”). For the avoidance of doubt, New Fund acknowledges that Existing Fund reserves the right to sell any of its Assets before the Valuation Time, as it deems necessary or appropriate in the ordinary course of its operations.

(d)	New Fund shall cause its adviser or another agent to deliver to the Existing Fund on the date of the Valuation Time a copy of a valuation report, prepared as of the Valuation Time, in respect of the Investments of the Existing Fund, which report shall be prepared in accordance with the procedures that New Fund will use in determining the net asset value of New Fund Shares and that will be disclosed in the registration statement on Form N-1A for New Fund (“New Fund Valuation Procedures”). AET and OET agree to use all commercially reasonable efforts to resolve prior to the Valuation Time any material pricing differences for prices of portfolio securities of the Existing Fund before they are acquired by the New Fund. As used in this Agreement, the term “Investments” shall mean Existing Fund’s investments and cash holdings shown on the schedule of its investments as of June 17, 2022 or an agreed upon more-recent date, as supplemented with such changes as Existing Fund shall make, and changes resulting from stock dividends, stock splits, mergers and similar corporate actions.

(e)	Any transfer taxes payable upon the issuance of New Fund Shares in a name other than the registered holder of the New Fund Shares on the books of the Existing Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such New Fund Shares are to be issued and transferred.

(f)	The Existing Fund will, at least 30 business days before the Exchange Date, furnish AET, in respect of the New Fund, with a list of the then-held securities of Existing Fund being fair valued by Existing Fund or its administrator or being valued based on broker-dealer quotes obtained by Existing Fund or its administrator.

4. Exchange Date; Valuation Time.

On the Exchange Date, simultaneously the New Fund will deliver to the Existing Fund the number of full shares (plus cash in lieu of fractional shares, if any) having an aggregate net asset value equal to the value of the Assets of Existing Fund transferred to New Fund on such date less the value of the Liabilities of Existing Fund assumed by New Fund on that date. In furtherance of the foregoing:

(a)	The net asset value of the New Fund Shares to be delivered to Existing Fund, the value of the Assets of Existing Fund to be transferred to New Fund and the value of the Liabilities of Existing Fund to be assumed by New Fund shall in each case be determined as of the Valuation Time.

(b)	The net asset value of the New Fund Shares shall be computed and the value of the Assets and Liabilities of Existing Fund shall be determined by New Fund, in cooperation with Existing Fund, pursuant to the New Fund Valuation Procedures and otherwise in accordance with the regular practice of AET and its agents for calculating the net asset value of the series of AET shares of beneficial interest. No transactional fee will be charged as a result of the Reorganization.

(c)	On the Exchange Date, New Fund shall assume the Liabilities of Existing Fund.

(d)	Existing Fund shall distribute the New Fund Shares to the shareholders of Existing Fund on the Exchange Date by furnishing written instructions to New Fund’s transfer agent, which will, on the Exchange Date, set up open accounts for the shareholders of Existing Fund in accordance with written instructions furnished by Existing Fund.

(e)	Each of OET and AET shall deliver to the other such bills of sale, instruments of assumption of liabilities, checks, assignments, share certificates, receipts or other documents as such other party or its counsel may reasonably request in connection with the transfer of Assets, assumption of Liabilities and liquidation contemplated in this Agreement.

(f)	As soon as practicable after the Exchange Date, OET shall make all filings and take all steps as shall be necessary and proper to effect the termination of the Existing Fund under the laws of the State of Delaware. After the Exchange Date, the Existing Fund shall not conduct any business except in connection with its dissolution.

(g)	In the event that immediately prior to the Exchange Date (a) the NYSE or another primary trading market for portfolio securities of an Existing Fund or a New Fund shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such exchange or elsewhere shall be disrupted so that, in the judgment of the Board members of either party to this Agreement, accurate appraisal of the value of Existing Fund Shares is impracticable, the Exchange Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

5. Expenses, fees.

ALPS and O’Shares agree that AET, each New Fund, OET, and each Existing Fund shall not bear any costs, fees and expenses incurred in connection with a Reorganization (exclusive of any brokerage commission or other transaction costs of a New Fund or an Existing Fund, which will be borne by such New Fund or Existing Fund and which are expected to be immaterial), whether or not a Reorganization is consummated, and that such costs, fees and expenses shall be borne by ALPS and O’Shares pursuant to a Purchase Agreement by and among ALPS, O’Shares and O’Shares Investments, Inc. dated December 30, 2021, as may be amended from time to time (the “Purchase Agreement”). Notwithstanding any of the foregoing, expenses will in any event be paid by any party directly incurring such expenses if and to the extent that the payment by another party of such expenses would result in the disqualification of a New Fund or an Existing Fund, as the case may be, as a “regulated investment company” within the meaning of Section 851 of the Code.

6. Exchange Date.

Delivery of the Assets of the Existing Funds to be transferred, assumption of the Liabilities of the Existing Fund to be assumed and the delivery of the New Fund Shares to be issued shall be made at the offices of O’Shares, 75 State Street, Suite 100, Boston, Massachusetts 02109, at 8:00 a.m. local time before the commencement of business on the next full business day following the Valuation Time, or at such other time and date agreed to by each New Fund and each Existing Fund, the date and time upon which such delivery is to take place being referred to herein as the “Exchange Date.”

7. Shareholder approval; dissolution.

(a)	OET, on behalf of each Existing Fund, agrees to solicit the consent of the shareholders of such Existing Fund, as soon as is practicable after the effective date of the Registration Statement and accompanying Prospectus/Proxy Statement for the purpose of approving the matters contemplated by this Agreement.

(b)	Each Existing Fund agrees that, as promptly as practicable after the Exchange Date, the liquidation, dissolution and termination of such Existing Fund will be effected in the manner provided in the Agreement and Declaration of Trust of OET in accordance with applicable law and that on and after the Exchange Date, such Existing Fund shall not conduct any business except in connection with its liquidation, dissolution and termination.

8. Tax Matters.

(a)	Each Existing Fund will deliver (or cause to be delivered) to its corresponding New Fund copies of all relevant tax books and records and will otherwise reasonably cooperate with such New Fund in connection with (i) the preparation and filing of tax returns for Existing Fund for tax periods ending on or before June 30, 2022 and (ii) the declaration and payment of any dividend or dividends, including pursuant to Section 855 of the Code, for purposes of making distributions of Existing Fund’s or New Fund’s, as applicable, (x) investment company taxable income (if any), net tax-exempt income (if any), and net capital gains (if any) in respect of a taxable year of Existing Fund or New Fund ending on or before June 30, 2022 of an amount or amounts sufficient for the Existing Fund to qualify for treatment as a regulated investment company under Subchapter M of the Code and to otherwise avoid the incurrence of any fund-level federal income taxes for any such taxable year and (y) ordinary income and capital gain net income in an amount or amounts sufficient to avoid the incurrence of any fund-level federal excise taxes under Section 4982 of the Code for any calendar year ending on or before December 31, 2021 in any case without any additional consideration therefor; it being understood that such books and records shall remain the property of and may be retained by OET following the provision of such copies thereof to the New Fund.

(b)	In addition to each Existing Fund’s obligations with respect to tax returns or reports described in paragraph 2(m) above, if a federal, state or other tax return or report of the Existing Fund with respect to the Existing Fund’s taxable year ending on June 30, 2021 (the “June 2021 Tax Return”) is due after the Exchange Date (after giving effect to any properly made extension), OET shall prepare (or cause to be prepared) such June 2021 Tax Return in such a manner so that the return is true, correct and complete. In addition, no later than thirty (30) days prior to such an June 2021 Tax Return’s due date (after giving effect to any properly made extension), (i) OET shall provide the New Fund with a copy of such June 2021 Tax Return, as proposed to be filed with the applicable tax authority, and notify that New Fund of any taxes or other fees or assessments (if any) proposed to be shown as due and payable on said June 2021 Tax Return, and (ii) OET shall make (or cause to be made) any changes to such June 2021 Tax Return as the New Fund may reasonably request, including, but not limited to, in respect of the amount of any taxes or other fees or assessments (if any) proposed to be shown as due and payable on such June 2021 Tax Return and the amount of any “spillback” dividend election proposed to be made pursuant to Section 855 of the Code, provided any such changes are agreed to by BBD, LLP (the New Fund’s auditor). OET will timely file (or cause to be timely filed) any such June 2021 Tax Return with the applicable tax authority, and pay (or cause to be paid) any and all taxes or other fees or assessments shown to be due and payable on any such June 2021 Tax Return.

9. Conditions of each New Fund’s obligations.

The obligations of each New Fund hereunder shall be subject to the following conditions:

(a)	That this Agreement shall have been adopted and the transactions contemplated hereby shall have been approved by (i) the affirmative vote of at least a majority of the trustees of OET (including a majority of those trustees who are not “interested persons” of OET, as defined in Section 2(a)(19) of the 1940 Act); and (ii) the requisite vote of the Existing Fund’s outstanding voting securities in accordance with the 1940 Act and the provisions of OET’s Agreement and Declaration of Trust and Bylaws, at a meeting of Existing Fund’s shareholders called for the purpose of acting on the matters set forth in the Prospectus/Proxy Statement.

(b)	That the corresponding Existing Fund shall have furnished to New Fund a statement of Existing Fund’s Assets and Liabilities, with values determined as provided in Section 4 of this Agreement, together with a list of Investments with their respective tax costs (bases) (including any adjustments thereto), all as of the Valuation Time, certified on Existing Fund’s behalf by OET’s President (or any Vice President) and Treasurer (or any Assistant Treasurer), and a certificate of both such officers, dated the Exchange Date, to the effect that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of Existing Fund since June 30, 2021, other than changes in the Investments and other assets and properties since that date, changes in the market value of the Investments and other assets of Existing Fund, changes due to net redemptions or changes due to dividends paid or losses from operations. Existing Fund also shall have furnished to New Fund any such other evidence as to the tax cost (basis) (including any adjustments thereto) of Existing Fund’s Investments as New Fund may reasonably request.

(c)	That OET, on behalf of the corresponding Existing Fund, shall have furnished to New Fund a statement, dated the Exchange Date, signed on behalf of Existing Fund by OET’s President (or any Vice President) and Treasurer (or any Assistant Treasurer) certifying that as of the Valuation Time and as of the Exchange Date all representations and warranties of OET and Existing Fund made in this Agreement are true and correct in all material respects as if made at and as of such dates, and that OET and Existing Fund have complied in all material respects with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied at or prior to the of such dates.

(d)	That, as of the Exchange Date, there shall not be any material litigation pending or threatened against OET or the Existing Fund that would seek to enjoin or otherwise prevent or materially delay the transactions contemplated by this Agreement.

(e)	That AET shall have received in form reasonably satisfactory to AET and dated the Exchange Date, an opinion of Dechert LLP (which opinion will be subject to certain customary qualifications and limitations) substantially to the effect that, on the basis of the existing provisions of the Code, Treasury Regulations promulgated thereunder, current administrative rules, pronouncements and court decisions, for U.S. federal income tax purposes: (i) the Reorganization will qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, and the Existing Fund and New Fund each will be a “party to a reorganization” within the meaning of Section 368(b) of the Code; (ii) under Section 1032(a) of the Code, no gain or loss will be recognized by New Fund upon the receipt of the Assets of the Existing Fund solely in exchange for the New Fund Shares and the assumption by New Fund of the Liabilities of the Existing Fund; (iii) under Section 361 of the Code, no gain or loss will be recognized by the Existing Fund upon the transfer of the Existing Fund’s Assets to New Fund solely in exchange for the New Fund Shares and the assumption by New Fund of the Liabilities of the Existing Fund or upon the distribution (whether actual or constructive) of New Fund Shares to the Existing Fund shareholders in exchange for their Existing Fund shares; (iv) under Section 354 of the Code, no gain or loss will be recognized by any Existing Fund shareholder upon the exchange of its Existing Fund shares solely for the New Fund Shares (except with respect to cash received in lieu of fractional shares, if any); (v) under Section 358 of the Code, the aggregate tax basis of the New Fund Shares received by each Existing Fund shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Existing Fund Shares exchanged in the Reorganization (reduced by any amount of tax basis allocable to fractional shares for which cash is received); (vi) under Section 1223(1) of the Code, the holding period of the New Fund Shares received by each Existing Fund shareholder will include the period during which the Existing Fund shares exchanged therefor were held by such shareholder, provided the Existing Fund shares are held as capital assets at the time of the Reorganization); (vii) under Section 362(b) of the Code, the tax basis of the Existing Fund’s Assets acquired by New Fund will be the same as the tax basis of such Assets to the Existing Fund immediately prior to the Reorganization; (viii) under Section 1223(2) of the Code, the holding period of the Existing Fund’s Assets in the hands of New Fund will include the period during which those Assets were held by the Existing Fund; and (ix) New Fund will succeed to and take into account the items of the Existing Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations thereunder. The opinion will be based on factual certifications made by officers of the Existing Fund and New Fund, and on customary assumptions. It is possible that the Internal Revenue Service or a court could disagree with Dechert LLP’s opinion.

Notwithstanding the foregoing, the opinion may state that no opinion is expressed regarding: (i) whether New Fund or the Existing Fund qualifies or will qualify as a regulated investment company; (ii) the federal income tax consequences of the payment of Reorganization expenses by ALPS and O’Shares except in relation to the qualification of the Reorganization as a reorganization under Section 368(a) of the Code; (iii) whether any federal income tax will imposed or required to be withheld under the Foreign Investment in Real Property Tax Act of 1980 with respect to any Existing Fund shareholder that is a foreign person; (iv) the effect of the Reorganization on the Existing Fund with respect to any transferred asset as to which unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting (including under Section 1256 of the Code); (v) the effect of the Reorganization on any shareholder of the Existing Fund that is required to recognize unrealized gains or losses for federal income tax purposes under a mark-to-market system of accounting; (vi) whether accrued market discount, if any, on any market discount bonds held by the Existing Fund will be required to be recognized as ordinary income under Section 1276 of the Code as a result of the Reorganization; (vii) whether any gain or loss will be required to be recognized with respect to any Asset that constitutes stock in a passive foreign investment company (within the meaning of Section 1297(a) of the Code); and (viii) any state, local or foreign tax consequences of the Reorganization.

(f)	That the Assets of the corresponding Existing Fund to be acquired by New Fund will include no Assets which New Fund, by reason of charter limitations or of investment restrictions disclosed in the New Fund Materials in effect on the Exchange Date, may not properly acquire.

(g)	That New Fund shall have received from the Commission, any relevant state securities administrator, the Federal Trade Commission (the “FTC”) and the Department of Justice (the “Department”) such order or orders as Dechert LLP deems reasonably necessary or desirable under the 1933 Act, the 1934 Act, the 1940 Act, any applicable state securities or blue sky laws and the H-S-R Act in connection with the transactions contemplated hereby, and that all such orders shall be in full force and effect.

(h)	That all actions taken by the corresponding Existing Fund in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to the New Fund and Dechert LLP.

(i)	That the corresponding Existing Fund’s custodian shall have delivered to New Fund a certificate identifying all of the Assets of Existing Fund held by such custodian as of the Valuation Time.

(j)	That the corresponding Existing Fund’s transfer agent shall have provided to New Fund (i) the originals or true copies of all of the records of Existing Fund in the possession of such transfer agent as of the Exchange Date, (ii) a certificate setting forth the number of shares of Existing Fund outstanding as of the Valuation Time, and (iii) the name and address of the holder of record of any such shares and the number of shares held of record by the such shareholder.

(k)	That all of the issued and outstanding shares of beneficial interest of the corresponding Existing Fund shall have been offered for sale and sold in conformity with all applicable state securities or blue sky laws.

(l)	That the corresponding Existing Fund shall have executed and delivered to New Fund an instrument of transfer dated as of the Exchange Date pursuant to which Existing Fund will assign, transfer and convey the Assets to New Fund on the Exchange Date, as valued in accordance with Section 4 of this Agreement, in connection with the transactions contemplated by this Agreement.

(m)	That the Registration Statement and the registration statement of the New Fund on Form N-1A shall have become effective under the 1933 Act, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of the officers of AET or the New Fund, threatened by the Commission.

(n)	AET shall have received on the Exchange Date an opinion of Stradley Ronon Stevens & Young LLP, counsel to OET and the corresponding Existing Fund, in a form reasonably satisfactory to the New Fund, covering the following points: (i) the Existing Fund is an investment series of OET, a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware, and to such counsel’s knowledge, has the trust power to own all of its properties and assets and to carry on its business as presently conducted; (ii) the Existing Fund is a series of a Delaware statutory trust registered as an investment company under the 1940 Act, and, to such counsel’s knowledge, such registration with the Commission as an investment company under the 1940 Act is in full force and effect; (iii) this Agreement has been duly authorized, executed and delivered by OET on behalf of the Existing Fund and, assuming due authorization, execution, and delivery of this Agreement by the New Fund, is a valid and binding obligation of the Existing Fund enforceable against the Existing Fund in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws relating to or affecting creditors’ rights generally and to general equity principles; (iv) assuming that a consideration of not less than the net asset value thereof has been paid, and assuming that such shares were issued in accordance with the terms of the Existing Fund’s registration statement, or any amendment thereto, in effect at the time of such issuance, all issued and outstanding shares of the Existing Fund are legally issued and fully paid and non-assessable, and no shareholder of the Existing Fund has any statutory preemptive rights in respect thereof; (v) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the State of Delaware is required for consummation by OET of the transactions contemplated herein, except such as have been obtained under the 1933 Act and the 1940 Act, and as may be required under state securities laws; (vi) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, result in a violation of OET’s Agreement and Declaration of Trust or By-laws, or a material provision of any material agreement, indenture, instrument, contract, lease or other undertaking (in each case known to such counsel) to which the Existing Fund is a party or by which it or any of its properties may be bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty, under any agreement, judgment, or decree to which OET or the Existing Fund is a party or by which it or they are bound. Such opinion shall contain such assumptions and limitations as shall be in the opinion of Stradley Ronon Stevens & Young LLP appropriate to render the opinions expressed therein.

(o)	AET, on New Fund’s behalf, shall have entered into, or adopted, as appropriate, an investment advisory agreement and other agreements and plans necessary for New Fund’s operation as a series of an open-end management investment company. Each such contract, plan, and agreement shall have been approved by AET’s Board and, to the extent required by law, by its trustees who are non-interested persons thereof and by New Fund’s initial sole shareholder.

10. Conditions of each Existing Fund’s obligations.

The obligations of each Existing Fund hereunder shall be subject to the following conditions:

(a)	That this Agreement shall have been adopted and the transactions contemplated hereby shall have been approved by the affirmative vote of at least a majority of the trustees of AET (including a majority of those trustees who are not “interested persons” of AET, as defined in Section 2(a)(19) of the 1940 Act).

(b)	That AET, on behalf of the corresponding New Fund, shall have executed and delivered to Existing Fund an assumption of liabilities instrument dated as of the Exchange Date pursuant to which New Fund will assume the Liabilities of Existing Fund at the Valuation Time in connection with the transactions contemplated by this Agreement.

(c)	That AET, on behalf of the corresponding New Fund, shall have furnished to Existing Fund a statement, dated the Exchange Date, signed on behalf of such New Fund by AET’s President (or any Vice President) and Treasurer (or any Assistant Treasurer) certifying that as of the Valuation Time and as of the Exchange Date all representations and warranties of AET and the New Fund made in this Agreement are true and correct in all material respects as if made at and as of such dates, and that AET and such New Fund have complied in all material respects with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied at or prior to the of such dates.

(d)	That, as of the Exchange Date, there shall not be any material litigation pending or threatened against AET or the corresponding New Fund that would seek to enjoin or otherwise prevent or materially delay the transactions contemplated by this Agreement.

(e)	That OET shall have received in form reasonably satisfactory to OET and dated the Exchange Date, an opinion of Dechert LLP (which opinion will be subject to certain customary qualifications and limitations) substantially to the effect that, on the basis of the existing provisions of the Code, Treasury Regulations promulgated thereunder, current administrative rules, pronouncements and court decisions, for U.S. federal income tax purposes: (i) the Reorganization will qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, and the Existing Fund and New Fund each will be a “party to a reorganization” within the meaning of Section 368(b) of the Code; (ii) under Section 1032(a) of the Code, no gain or loss will be recognized by New Fund upon the receipt of the Assets of the Existing Fund solely in exchange for the New Fund Shares and the assumption by New Fund of the Liabilities of the Existing Fund; (iii) under Section 361 of the Code, no gain or loss will be recognized by the Existing Fund upon the transfer of the Existing Fund’s Assets to New Fund solely in exchange for the New Fund Shares and the assumption by New Fund of the Liabilities of the Existing Fund or upon the distribution (whether actual or constructive) of New Fund Shares to the Existing Fund shareholders in exchange for their Existing Fund shares; (iv) under Section 354 of the Code, no gain or loss will be recognized by any Existing Fund shareholder upon the exchange of its Existing Fund shares solely for the New Fund Shares (except with respect to cash received in lieu of fractional shares, if any); (v) under Section 358 of the Code, the aggregate tax basis of the New Fund Shares received by each Existing Fund shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Existing Fund Shares exchanged in the Reorganization (reduced by any amount of tax basis allocable to fractional shares for which cash is received); (vi) under Section 1223(1) of the Code, the holding period of the New Fund Shares received by each Existing Fund shareholder will include the period during which the Existing Fund shares exchanged therefor were held by such shareholder, provided the Existing Fund shares are held as capital assets at the time of the Reorganization); (vii) under Section 362(b) of the Code, the tax basis of the Existing Fund’s Assets acquired by New Fund will be the same as the tax basis of such Assets to the Existing Fund immediately prior to the Reorganization; (viii) under Section 1223(2) of the Code, the holding period of the Existing Fund’s Assets in the hands of New Fund will include the period during which those Assets were held by the Existing Fund; and (ix) New Fund will succeed to and take into account the items of the Existing Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations thereunder. The opinion will be based on factual certifications made by officers of the Existing Fund and New Fund, and on customary assumptions. It is possible that the Internal Revenue Service or a court could disagree with Dechert LLP’s opinion.

Notwithstanding the foregoing, the opinion may state that no opinion is expressed regarding: (i) whether New Fund or the Existing Fund qualifies or will qualify as a regulated investment company; (ii) the federal income tax consequences of the payment of Reorganization expenses by ALPS and O’Shares except in relation to the qualification of the Reorganization as a reorganization under Section 368(a) of the Code; (iii) whether any federal income tax will imposed or required to be withheld under the Foreign Investment in Real Property Tax Act of 1980 with respect to any Existing Fund shareholder that is a foreign person; (iv) the effect of the Reorganization on the Existing Fund with respect to any transferred asset as to which unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting (including under Section 1256 of the Code); (v) the effect of the Reorganization on any shareholder of the Existing Fund that is required to recognize unrealized gains or losses for federal income tax purposes under a mark-to-market system of accounting; (vi) whether accrued market discount, if any, on any market discount bonds held by the Existing Fund will be required to be recognized as ordinary income under Section 1276 of the Code as a result of the Reorganization; (vii) whether any gain or loss will be required to be recognized with respect to any Asset that constitutes stock in a passive foreign investment company (within the meaning of Section 1297(a) of the Code); and (viii) any state, local or foreign tax consequences of the Reorganization.

(f)	That all actions taken by or on behalf of the corresponding New Fund in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be reasonably satisfactory in form and substance to Existing Fund and Stradley Ronon Stevens & Young LLP.

(g)	That the Registration Statement and the registration statement of corresponding New Fund on Form N-1A shall have become effective under the 1933 Act, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of the officers of OET, the Existing Fund, AET, or the New Fund, respectively, threatened by the Commission.

(h)	That Existing Fund shall have received from the Commission, any relevant state securities administrator, the FTC and the Department such order or orders as Stradley Ronon Stevens & Young LLP deems reasonably necessary or desirable under the 1933 Act, the 1934 Act, the 1940 Act, any applicable state securities or blue sky laws and the H-S-R Act in connection with the transactions contemplated hereby, and that all such orders shall be in full force and effect.

(i)	At least 30 days before the Valuation Time, the corresponding New Fund shall have provided to Existing Fund a copy of the New Fund Valuation Procedures.

(j)	AET and OET shall have received on the Exchange Date an opinion of Dechert LLP, counsel to AET and the corresponding New Fund, dated as of the Exchange Date, in a form reasonably satisfactory to OET, covering the following points: (i) the New Fund is an investment series of a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware, and to such counsel’s knowledge, has the trust power to own all of its properties and assets and to carry on its business as presently conducted; (ii) the New Fund is a series of a Delaware statutory trust registered as an investment company under the 1940 Act, and, to such counsel’s knowledge, such registration with the Commission as an investment company under the 1940 Act is in full force and effect; (iii) this Agreement has been duly authorized, executed, and delivered by AET on behalf of the New Fund, and, assuming due authorization, execution and delivery of this Agreement by the Existing Fund, is a valid and binding obligation of the New Fund enforceable against the New Fund in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, and other laws relating to or affecting creditors’ rights generally and to general equity principles; (iv) assuming that a consideration of not less than the net asset value of the New Fund shares has been paid, the New Fund shares to be issued and delivered to the Existing Fund on behalf of the Existing Fund’s shareholders as provided by this Agreement are duly authorized and upon such delivery will be legally issued and outstanding and fully paid and non-assessable, and no shareholder of the Existing Fund has any statutory preemptive rights in respect thereof; (v) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, result in a violation of AET’s Agreement and Declaration of Trust or By-Laws or a material provision of any material agreement, indenture, instrument, contract, lease or other undertaking (in each case known to such counsel) to which AET is a party or by which it or any of its properties may be bound, or to the knowledge of its counsel, result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment, or decree to which AET or the New Fund is a party or by which it is bound; (vi) only insofar as they relate to the New Fund, the descriptions in the Prospectus/Proxy Statement of statutes, legal and governmental proceedings and material contracts, if any, are accurate and fairly present the information required to be shown; (vii) in the ordinary course of such counsel’s representation of AET, and without having made any investigation, such counsel does not know of any legal or governmental proceedings, only insofar as they relate to the New Fund, existing on or before the effective date of the Prospectus/Proxy Statement or the Exchange Date required to be described in the Proxy Statement or to be filed as exhibits to the Prospectus/Proxy Statement which are not described or filed as required; (viii) in the ordinary course of such counsel’s representation of AET, and without having made any investigation, and except as otherwise disclosed, to the knowledge of such counsel, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to AET or any of its properties or assets and AET is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects its business, other than as previously disclosed in the Prospectus/Proxy Statement; (ix) to the knowledge of such counsel no consent, approval, authorization or order of any court or governmental authority of the United States or the State of Delaware is required for consummation by AET and the New Fund of the transaction contemplated herein, except as has and as may be obtained under the 1933 Act, the 1934 Act and the 1940 Act, and as may be required under state securities laws; (x) the Registration Statement and the post-effective amendment on Form N-1A filed by AET with the Commission to register the New Fund as a series of AET each is effective and no stop order has been issued by the Commission; and (xi) subject to sub-paragraph (x), as of the Exchange Date with respect to the Reorganization, there shall have been no material change in the investment objective, policies and restrictions nor any material change in the investment management fees, fee levels payable pursuant to the 12b-1 plan of distribution, other fees payable for services provided to the New Fund, fee waiver or expense reimbursement undertakings, or sales loads of the New Fund from those fee amounts, undertakings and sales load amounts of the New Fund described in the Prospectus/Proxy Statement.

Such opinion shall contain such assumptions and limitations as shall be in the opinion of Dechert LLP appropriate to render the opinions expressed therein.

11. Indemnification.

(a)	AET, out of each New Fund’s assets and property (including any amounts paid to the New Fund pursuant to any applicable liability insurance policies), agrees to indemnify and hold harmless OET and the members of the OET’s Board of Trustees and OET’s officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which OET and those board members and officers may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on (a) any material breach by AET, on behalf of the New Fund, of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) any grossly negligent act, error, omission, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by AET or the members of AET’s Board of Trustees or its officers prior to the Exchange Date, provided that such indemnification by AET is not (i) in violation of any applicable law or (ii) otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent jurisdiction.

(b)	OET, out of each Existing Fund’s assets and property (including any amounts paid to the Existing Fund pursuant to any applicable liability insurance policies), agrees to indemnify and hold harmless AET and the members of AET’s Board of Trustees and AET’s officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which AET and those board members and officers may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on (a) any material breach by OET, on behalf of the Existing Fund, of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) any grossly negligent act, error, omission, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by OET or the members of OET’s Board of Trustees or its officers prior to the Exchange Date, provided that such indemnification by OET is not (i) in violation of any applicable law or (ii) otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent jurisdiction.

(c)	The Indemnified Parties will notify the Indemnifying Party in writing within ten business days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this Section 11. An Indemnifying Party shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 11, or, if it so elects, to assume at its expense by counsel reasonably satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and if the Indemnifying Party elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their own expense. The Indemnifying Party's obligation under this Section 11 to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that the Indemnifying Party will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by it under this Section 11 without the necessity of the Indemnified Parties first paying the same.

12. No broker or finder.

Each of the Existing Funds and the New Funds represents that there is no person who has dealt with it, or OET or AET, as applicable, who by reason of such dealings is entitled to any broker's or finder's or other similar fee or commission arising out of the transactions contemplated by this Agreement.

13. Termination.

At any time prior to the Exchange Date, an Existing Fund and its corresponding New Fund may, by mutual consent of the Board of Trustees of OET and the Board of Trustees of AET on behalf of Existing Fund and New Fund, respectively, terminate this Agreement. The Board of Trustees of OET, on behalf of the Existing Fund, may terminate this Agreement at any time prior to the Exchange Date if such Board determines that the consummation of the transactions contemplated by this Agreement is not in the best interest of the shareholders of the Existing Fund. The Existing Fund or the New Fund, after consultation with counsel and by consent of its trustees or an officer authorized by such trustees, except for shareholder approval and receipt of a tax opinion, may waive any condition to its respective obligations hereunder. If the transactions contemplated by this Agreement have not been substantially completed by December 31, 2022, this Agreement shall automatically terminate on that date unless a later date is agreed to by the Existing Fund and the New Fund.

14. Covenants, agreements, representations and warranties deemed material.

All covenants, agreements, representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by the of the parties, notwithstanding any investigation made by them or on their behalf.

15. Sole agreement; amendments.

Other than the Purchase Agreement and the agreements entered into in connection with the Purchase Agreement and completion of the transaction thereunder, this Agreement supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof and constitutes the only understanding with respect to such subject matter. This Agreement may not be amended, nor waiver granted, except by a letter of agreement signed by the parties hereto (ALPS and O’Shares, solely with respect to any amendments or waivers to the section identified on the signature page to this Agreement with respect to ALPS and O’Shares); provided, however, that there shall not be any amendment that by law requires approval by shareholders of a party without obtaining such approval.

16. Governing law.

This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without giving effect to the choice of law provisions therein; provided that, in the case of any conflict between those laws and the federal securities laws, the latter shall govern.

17. Delaware statutory trust.

A copy of the Amended and Restated Declaration of Trust of AET is on file with the Commission, and notice is hereby given that this instrument is executed by or on behalf of the trustees of AET on behalf of the New Fund as trustees and not individually, and that the obligations of this instrument are not binding upon any of the trustees or officers of AET or shareholders of such New Fund individually, but are binding only upon the assets and property of a New Fund.

A copy of the Agreement and Declaration of Trust of OET is on file with the Commission, and notice is hereby given that this instrument is executed with the authority of the Board of Trustees of OET and that the obligations of this instrument are not binding upon any of the trustees or officers of OET or shareholders of an Existing Fund individually, but are binding only upon the assets and property of such Existing Fund.

It is expressly agreed that the obligations of the parties hereunder shall not be binding upon any of their respective directors or trustees, Shareholders, nominees, officers, agents, or employees personally, but shall bind only the property of an Existing Fund or a New Fund as provided in OET's Agreement and Declaration of Trust or AET's Amended and Restated Declaration of Trust, respectively. The execution and delivery by such officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of such party.

18. Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by either party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

19. Notices.

Any notice, report, statement or demand required or permitted by any provision of this Agreement shall be in writing and shall be given by facsimile, courier or certified mail addressed to AET at c/o ALPS Advisors, Inc., 1290 Broadway, Suite 1000, Denver, Colorado 80203 (Attention: Legal Department) and to OET at c/o O’Shares Investment Advisers, LLC, 75 State Street, Suite 100, Boston, Massachusetts 02109 (Attention: Connor O’Brien).

20. Recourse.

All persons dealing with an Existing Fund or a New Fund must look solely to the property of such Existing Fund or New Fund for the enforcement of any claims against such Existing Fund or New Fund, as the trustees, officers, agents and shareholders of either such Existing Fund or New Fund and the other series of OET and AET do not assume any liability for obligations entered into on behalf of any of the Existing Fund or New Funds.

21. Headings.

The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

22. Further Assurances.

Each of OET and AET shall use its reasonable best efforts in good faith to take or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable law, so as to permit the consummation of the transactions contemplated by this Agreement as promptly as practicable and otherwise to enable consummation of the transactions contemplated by this Agreement, and shall cooperate fully with one another to that end.

This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original.

ALPS ETF Trust, on behalf of its series listed on Exhibit A

By: /s/ Laton Spahr
Name: Laton Spahr
Title: President

OSI ETF Trust, on behalf of its series listed on Exhibit A

By: /s/ Kevin Beadles
Name: Kevin Beadles
Title: President

Solely with respect to Section 5, ALPS Advisors, Inc.

By: /s/ Laton Spahr
Name: Laton Spahr
Title: President

Solely with respect to Section 5, O’Shares Investment Advisers, LLC

By: /s/ Connor O’Brien
Name: Connor O’Brien
Title: Chief Executive Officer

Exhibit A

Reorganization of O’Shares U.S. Quality Dividend ETF
Existing Fund	New Fund
O’Shares U.S. Quality Dividend ETF, a series of OET	ALPS|O’Shares U.S. Quality Dividend ETF, a series of AET
Reorganization of O’Shares U.S. Small-Cap Quality Dividend ETF
Existing Fund	New Fund
O’Shares U.S. Small-Cap Quality Dividend ETF, a series of OET	ALPS|O’Shares U.S. Small-Cap Quality Dividend ETF, a series of AET
Reorganization of O’Shares Global Internet Giants ETF
Existing Fund	New Fund
O’Shares Global Internet Giants ETF, a series of OET	ALPS|O’Shares Global Internet Giants ETF, a series of AET
Reorganization of O’Shares Europe Quality Dividend ETF
Existing Fund	New Fund
O’Shares Europe Quality Dividend ETF, a series of OET	ALPS|O’Shares Europe Quality Dividend ETF, a series of AET